EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Solely for purposes of complying with 18 U.S.C. 1350, as adopted pursuant to pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of ALL Fuels & Energy Company (the “Company”), hereby certify that:

(1)	The Quarterly Report on Form 10-Q, for the quarter ended September 30, 2009 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 23, 2009.	ALL FUELS & ENERGY COMPANY
By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President and Chief Executive Officer (Principal Executive Officer), Acting Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to ALL Fuels & Energy Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.